INNOVATIVE MEDICAL SERVICES
                          1725 GILLESPIE WAY
                      EL CAJON, CALIFORNIA 92020
                            (619) 596-8600

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                            PROXY STATEMENT

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               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held January 10, 1998


TO THE SHAREHOLDERS OF INNOVATIVE MEDICAL SERVICES

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of
INNOVATIVE MEDICAL SERVICES, a California corporation (the "Company"), will be held at the Sheraton San Diego Hotel and Marina, 1380 Harbor Island Dr., San Diego, CA, 92101, on January 10, 1998, at 11:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:


Proposal No. 1.     ELECTION OF DIRECTORS


This Annual Meeting is called as provided for by California law and the Company's by-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on November 14, 1997 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS



DENNIS ATCHLEY
CORPORATE SECRETARY
El Cajon, California
November 24, 1997

                      INNOVATIVE MEDICAL SERVICES
                          1725 GILLESPIE WAY
                      EL CAJON, CALIFORNIA 92020
                            (619) 596-8600

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                            PROXY STATEMENT

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                    ANNUAL MEETING OF SHAREHOLDERS
                      To be Held January 10, 1998


                          GENERAL INFORMATION
                          -------------------

The enclosed Proxy is solicited by and on behalf of the Board of Directors of INNOVATIVE MEDICAL SERVICES, a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Sheraton San Diego Hotel and Marina, 1380 Harbor Island Dr., San Diego, CA, on the 10th day of January, 1998, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before December 8, 1997.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended July 31, 1997, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.


SHARES OUTSTANDING AND VOTING RIGHTS
------------------------------------

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on November 14, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 14, 1997, the Company had 3,532,851 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of

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Directors.  No fractional shares are presently outstanding.  A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT
-----------------------------------------------------------------

The following table sets forth persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Registrant.

       Name and Address of         Common Stock         Percentage of Shares
        Beneficial Owner            Ownership               Outstanding
      ---------------------      ---------------       --------------------

     Thomas E. Smith                  618,307                  17.50%
     9408 Lightwood Cove
     Austin, TX 78748

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of July 31, 1997, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

       Name and Address of         Common Stock         Percentage of Shares
        Beneficial Owner            Ownership               Outstanding
      ---------------------      ---------------       --------------------

     Norman Anderson                   51,334                   1.45%
     1725 Gillespie Way
     El Cajon, CA 92020

     Dennis Atchley                    22,000                   0.62%
     1725 Gillespie Way
     El Cajon, CA 92020

     Gary Brownell                     32,334                   0.92%
     1725 Gillespie Way
     El Cajon, CA 92020

     Michael L. Krall                 618,307                  17.50%
     1725 Gillespie Way
     El Cajon, CA 92020

     Eugene Peiser                      6,334                   0.18%
     1725 Gillespie Way
     El Cajon, CA 92020

     Patrick Galuska                   35,334                   1.00%
     8137 S. Downing St.
     Littleton, CO 80122

     Dennis Brovarone                  13,334                   0.38%
     11249 W. 103rd Dr.
     Westminster, CO 80021

     Officers and Directors
     as a group (7 Persons)           778,977                  22.05%

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PROPOSAL NO. 1.      ELECTION AS DIRECTORS
------------------------------------------

The Articles presently provide for a Board of Directors of no fewer than one (1) member. The number of Directors of the Company has been fixed at six (6) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the six (6) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the six (6) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

NOMINEES
The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served.

                                                                  Year First
       Name            Age             Position                    Director
  -----------------    ----    ------------------------------    ------------
   Norman Andersen      78     Chairman of the Board, Director       1993
   Dennis Brovarone     41     Director                              1996
   Gary Brownell, CPA   49     Chief Financial Officer, Director     1996
   Patrick Galuska      38     Director                              1996
   Michael L. Krall     45     President, CEO, Director              1992
   Eugene Peiser, PD    66     Director                              1996


BUSINESS EXPERIENCE OF NOMINEES
NORMAN L. ANDERSEN Mr. Andersen, 78, currently retired, was from 1974 until September of 1994, Chairman of the Board of Cord North American Moving and Storage, Inc., in Earth City, MO, a suburb of St. Louis. Prior to serving solely as Chairman of the Board from 1987 until this year, he also served as its Chief Executive Officer. Cord North American is a holding company for several moving and storage concerns in the St. Louis area. Mr. Andersen served for many years and in several capacities in the Al Bahr Shrine. He is widowed and lives in Fairview Heights, IL.

DENNIS BROVARONE Mr. Brovarone, 41 has been practicing corporate and securities law since 1986 and as a solo practitioner since 1990. He was elected to the Company's Board of Directors in April 1996. Prior to 1990, Mr. Brovarone served as in-house counsel to R.B. Marich, Inc., a Denver, Colorado based brokerage firm. Mr. Brovarone also serves as President (Chairman) of the Board of Directors of The Community Involved Charter School, a four year old K-12 public school located in Lakewood, Colorado, operating under an independent charter and serving approximately 350 students in an individualized, experiential learning environment. Mr. Brovarone lives and works in Denver, Colorado.

GARY W. BROWNELL Mr. Brownell, 48, is a Certified Public Accountant in a private partnership practice. He is the partner in charge of taxes and municipal audits for his firm. Mr. Brownell graduated from San Diego State University in 1973 with a Bachelor of Science degree in accounting. He received his Certified Public Accountant designation in 1983. Mr. Brownell has been a partner in Brownell and Duffy since 1985.

PATRICK GALUSKA Mr. Galuska, 38, is a Petroleum Engineer and has been with Meridian Oil Inc., since 1982. He is responsible for the financial viability of numerous properties located in the Rocky Mountains and has also been involved in many property acquisitions and contract negotiations. He is

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a Registered Professional Engineer and is a member of the Society of
Petroleum Engineers. Mr. Galuska graduated from the University of Wyoming in 1982 with a Bachelor of Science degree in Petroleum Engineering. He received his Masters in Business Administration, specializing in Finance from the University of Denver in 1992. Mr. Galuska resides in Denver, Colorado with his wife.

MICHAEL L. KRALL Mr. Krall, 45, is the President and CEO of Innovative Medical Services, a position he has held since 1993. He is responsible for the strategic planning, product development, and day-to-day operations of IMS. Previously, Mr. Krall was the President and CEO of Bettis-Krall Construction, Inc. a successful building-development company of custom homes and commercial property in San Diego County, California. He has also held numerous positions in general management in the hospitality industry. Mr. Krall attended Pepperdine University (economics, statistics mechanical engineering). He previously served 4 years in the United States Marine Corps and was elected, by general election, to a 4-year term on the Valle de Oro Planning Board. Mr. Krall lives in El Cajon, California with his wife, Connie and two children.

EUGENE S. PEISER, DOCTOR OF PHARMACY Dr. Peiser, 66, has been an independent consultant to FDA regulated industries since 1974 and a Member of the Board of Innovative Medical Services since 1994. He graduated from the University of Tennessee College of Pharmacy with a Bachelor of Science in Pharmacy in 1951 and has received his Doctorate of Pharmacy. Dr. Peiser's consultancy advises on a wide variety of subjects, including compliance with the Prescription Drug Marketing Act and other government compliance matters, employee training and drug repackaging. Dr. Peiser furnishes expert witness services and has provides approved Pharmaceutical Continuing Education to several thousand attendees at his seminars. Dr. Peiser is a Founding Director of the Association of Drug Repackagers; is appointed as a Registered Arbitrator by the American Registry of Arbitrators; serves as a member of the Surgeon General's Speakers Bureau; and is President of the Southwest Chapter of the Association of Military Surgeons. Dr. Peiser lives and works in Palm Harbor, FL.

COMMITTEES:  MEETINGS OF THE BOARD
The Company has a Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit
Committee were formed in September 1996. Messrs. Andersen, Galuska and
Peiser comprise the Compensation/Administration Committee and Messrs. Andersen, Galuska and Peiser serve on the Audit Committee. The
Compensation Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met two times during the fiscal year ended July 31, 1997, and the Audit Committee met one time during the fiscal year ended July 31, 1997.

The Company's Board of Directors held 5 meetings during the fiscal year ended July 31, 1997, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934
To the Company's knowledge, during the fiscal year ended July 31, 1997, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

FAMILY RELATIONSHIPS
There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.

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EXECUTIVE COMPENSATION
----------------------

SUMMARY COMPENSATION TABLE
The following table shows for the past three fiscal years ending July 31, the compensation awarded or paid by the Company to its Chief Executive Officer and its executive officers during such years:

                                                        Restricted
                 Total Annual Cash Compensation          Stock or
Name & Position   (Year ended 7/31)   ($ Amt.)        Options Granted
---------------   -----------------   --------        ---------------


Michael L. Krall       1995             45,000               0
                       1996             96,000 (2)      31,250 options (1)
                       1997            117,000          50,000 options (3)

Dennis Atchley         1995                  0               0
                       1996                  0               0
                       1997             24,000          50,000 options (3)

Gary Brownell          1995                  0          14,000
                       1996                  0               0
                       1997             52,000          50,000 options (3)

     (1) Five-year Options exercisable after April 1997 at $3.20 per share. See EMPLOYMENT AGREEMENTS below.
     (2)  A bonus awarded in September 1996 by the Board of Directors.
     (3) Five-year Options exercisable September 1996 at $4.00 per share as part of grant to directors and officers made on that date. In November 1997, each member of the Board of Directors and each executive officer surrendered these options to the Company.

No other executive officer earned more than $100,000 during the current fiscal year.

EMPLOYMENT AGREEMENTS
In April 1996, the Board of Directors approved a five-year employment agreement for Michael Krall, its President. Mr. Krall is to receive a salary of $108,000 per year, an amount equal to 3% of the Company's net income before taxes if any plus other benefits. In addition, the Board of Directors awarded Mr. Krall compensation in the amount of $30,000, $45,000 and $60,000 for the fiscal years ended July 31, 1994, 1995 and the eight month period ended March 31, 1996. Mr. Krall has contributed these amounts back to the Company as additional paid in capital for shares previously issued to Mr. Krall. Mr. Krall was also awarded five-year options to acquire 31,250 common shares at $3.20 per share, which are first exercisable in April 1997. In September 1996, the Board of Directors awarded Mr. Krall a bonus of $257,500 as compensation for his extraordinary work in the weeks preceding the Initial Public Offering. The Board of Directors increased Mr. Krall's salary to $144,000 per year, effective May 1997.

INCENTIVE STOCK OPTION PLAN
On April 17, 1996, the Shareholders approved the Company's 1996 Incentive Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options granted are "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one-year term. The Administrative Committee is composed of the Board's Compensation Committee. The current members of the Compensation Committee are Messrs. Andersen, Galuska and Peiser.

Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 1,000,000 shares to Key Employees. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative

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

Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.

COMPENSATION OF DIRECTORS
Directors are entitled to receive $300 plus reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings. Mr. Anderson receives a salary of $2,000/month for services as Chairman of the Board and of the Board's Compensation and Budget Committees. Pursuant to these directors fees, $31,200 was paid during the past fiscal year. In September 1996, the Board of Directors and Executive Officers were each granted a five-year option to purchase 50,000 shares of stock at $4.00 per share, exercisable September 1996. In September 1997, the Directors and Executive Officers were each granted an additional five-year option to purchase 50,000 shares at $2.00 per share, exercisable September 1997. In November 1997, each member of the Board of Directors and each executive officer surrendered the option to purchase 50,000 shares of stock at $4.00 per share, as granted in September 1996. No options granted to Directors or Officers of the Company have been exercised to date.

OTHER ARRANGEMENTS
There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT
There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

TRANSACTIONS WITH MANAGEMENT
During the fiscal year ended July 31, 1997, the Company did not enter the any transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.


DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
-----------------------------------------

Any proposal by a shareholder to be presented at the Company's 1999 Annual Meeting, including nominations for election as directors, must be received at the offices of Company, 1725 Gillespie Way, El Cajon, California 92020, by September 30, 1998.




DENNIS ATCHLEY
CORPORATE SECRETARY
El Cajon, California
November 24, 1997

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             PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                      INNOVATIVE MEDICAL SERVICES


The undersigned appoints Michael L. Krall (and Dennis Brovarone if Mr. Krall is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and vote all of the undersigned's shares of the Common Stock of INNOVATIVE MEDICAL SERVICES, a California corporation, at the Annual Meeting of Shareholders to be held at the Sheraton San Diego Hotel and Marina, 1380 Harbor Island Dr., San Diego, CA, 92101, at 11:00 a.m. Pacific Standard Time, on January 10, 1998, and at any and all adjournments thereof, for the following purposes:

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S NAME(S). FOR EXAMPLE A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF 6,000 VOTES (# OF SHARES X 6 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.

PROPOSAL NO. 1 ELECTION TO THE BOARD OF DIRECTORS

[   ]     FOR       Management nominees listed below equally among all the
                    nominees OR VOTED AS FOLLOWS:

                    Michael L. Krall: ____________________ Shares

          AGAINST   Management's nominees for the Board of Directors

MANAGEMENT INTENDS TO VOTE SHARES FOR THE SIX (6) NOMINEES UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO CUMULATIVELY VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF
SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.



-----------------------------------------------

Dated: _______________, 199__

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INNOVATIVE MEDICAL SERVICES PLEASE SIGN AND RETURN THIS PROXY TO INNOVATIVE MEDICAL SERVICES, NEW ADDRESS. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.